Exhibit 23

AUDITORS’ CONSENT

Catalina Lighting, Inc.

We have issued our report dated November 15, 2002, accompanying the consolidated financial statements and schedule appearing in the Annual Report of Catalina Lighting, Inc. and subsidiaries on Form 10-K for the year ended September 30, 2002. We hereby consent to the incorporation by reference of the aforementioned report in these Registration Statements of Catalina Lighting, Inc. and subsidiaries on Form S-8 (Registration Nos. 33-23900, 33-33292, 33-62378, 33-94016 and 333-86022).

/s/ GRANT THORNTON LLP
Certified Public Accountants

Miami, Florida
December 20, 2002